UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.   )

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BLUEKNIGHT ENERGY PARTNERS, L.P.
(Name of Registrant as Specified In Its Charter)

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October 5, 2020

To our unitholders:

You are cordially invited to attend a special meeting of the unitholders of Blueknight Energy Partners, L.P. (“BKEP”) to be held at BKEP’s offices at 6060 American Plaza, Suite 600, Tulsa, Oklahoma, 74135, on November 23, 2020 at 2:00 p.m., local time.

Details regarding the business to be conducted at the special meeting are described in the accompanying notice of the special meeting and proxy statement. We encourage you to review carefully these materials.

Your vote is very important. Even if you plan to attend the special meeting, we urge you to mark, sign and date the enclosed proxy card and return it promptly or transmit your voting instructions by using the telephone or Internet procedures described on your proxy card. You will retain the right to revoke it at any time before the vote or to vote your units personally if you attend the special meeting.

On behalf of the board of directors of our general partner, Blueknight Energy Partners G.P., L.L.C., I would like to express our appreciation for your continued support. We look forward to seeing you at the special meeting.

Duke R. Ligon
Chairman of the Board of Directors
Blueknight Energy Partners G.P., L.L.C.

This proxy statement is dated October 5, 2020 and is first being mailed to BKEP unitholders on or about October 9, 2020.

NOTICE OF SPECIAL
MEETING OF UNITHOLDERS OF
BLUEKNIGHT ENERGY PARTNERS, L.P.
TO BE HELD
ON NOVEMBER 23, 2020

To our unitholders:

A special meeting of the unitholders of Blueknight Energy Partners, L.P. (“BKEP”) will be held on November 23, 2020 at 2:00 p.m., local time, at BKEP’s offices at 6060 American Plaza, Suite 600, Tulsa, Oklahoma, 74135, for the following purposes:

1.to consider and vote upon a proposal, which we refer to as the “LTIP Proposal,” to approve the terms of an amendment and restatement of the Blueknight Energy Partners G.P., L.L.C. Long-Term Incentive Plan, which we refer to as the “Proposed LTIP,” to increase the number of common units issuable under such plan by 4,000,000 common units from 4,100,000 common units to 8,100,000 common units and make certain other changes. As of October 1, 2020, 453,982 common units remained available for future issuance to participants under the existing Blueknight Energy Partners G.P., L.L.C. Long-Term Incentive Plan. After the increase in the number of common units issuable pursuant to the Proposed LTIP, approximately 4,453,982 common units will be available for future issuance under the Proposed LTIP; and

2.to consider and vote upon a proposal, which we refer to as the “Adjournment Proposal,” to approve the adjournment of the special meeting to a later date or dates, if deemed necessary or appropriate by our general partner, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve the LTIP Proposal.

Our board of directors has unanimously approved the LTIP Proposal and determined that it is in the best interests of us and our unitholders.

Accordingly, our board of directors unanimously recommends that you vote “FOR” the LTIP Proposal and “FOR” the Adjournment Proposal.

In order to constitute a quorum to conduct the proposed business at the special meeting, holders of a majority of our outstanding limited partner units (including units deemed owned by our general partner) must be present in person or by proxy.

Our partnership agreement does not require that we present the LTIP Proposal to our unitholders for approval. However, under the rules of The Nasdaq Stock Market, LLC (“Nasdaq”), the LTIP Proposal requires the approval of a majority of the votes cast by our unitholders. Ergon, Inc. (together with its affiliates other than our general partner, us and our subsidiaries, “Ergon”) owns approximately 31% of our outstanding limited partner units and has indicated that it will vote for the LTIP Proposal.

We have set the close of business on October 1, 2020 as the record date for determining which unitholders are entitled to receive notice of, and to vote at, the special meeting and any adjournments thereof. A list of unitholders of record will be available for inspection by any unitholder during the meeting.

Your vote is very important. Even if you plan to attend the special meeting, we urge you to mark, sign and date the enclosed proxy card and return it promptly or transmit your voting instructions by using the telephone or Internet procedures described on your proxy card. You will retain the right to revoke it at any time before the vote or to vote your units personally if you attend the special meeting.

By Order of the Board of Directors of Blueknight Energy Partners G.P., L.L.C., the general partner of BKEP.

D. Andrew Woodward
Chief Executive Officer

Tulsa, Oklahoma
October 5, 2020

i

SUMMARY

This brief summary highlights selected information from this proxy statement. It does not contain all of the information that may be important to you. To understand the LTIP Proposal fully and for a complete description of related transactions and related matters, you should read carefully this proxy statement, the documents incorporated by reference and the full text of the annexes to this proxy statement. Please read “Where You Can Find More Information.”

Overview

We are a publicly traded master limited partnership with operations in 26 states. We provide integrated terminalling, gathering, transportation and marketing services for companies engaged in the production, distribution and marketing of crude oil and asphalt products. We manage our operations through four operating segments: (i) asphalt terminalling services, (ii) crude oil terminalling services, (iii) crude oil pipeline services and (iv) crude oil trucking services.

We were formed in February 2007 as a Delaware master limited partnership initially to own, operate and develop a diversified portfolio of complementary midstream energy assets. Our operating assets are owned by, and our operations are conducted through, our subsidiaries. Our general partner has sole responsibility for conducting our business and for managing our operations. Ergon owns 100% of the outstanding voting interests of Blueknight GP Holding, L.L.C., which owns 100% of the capital interest of our general partner. Our common units and preferred units, which represent our limited partnership interests, are listed on Nasdaq under the symbols “BKEP” and “BKEPP,” respectively.

Proposal One: The LTIP Proposal

Our general partner has adopted an amendment and restatement of the Blueknight Energy Partners G.P., L.L.C. Long-Term Incentive Plan, which we refer to as the Proposed LTIP, subject to the approval of our unitholders. A summary description of the Proposed LTIP is set forth under “Proposal One: The LTIP Proposal—Summary of the Proposed LTIP” and the form of Proposed LTIP is attached as Annex A to this proxy statement.

Our common units are listed on Nasdaq. We are asking for approval of the LTIP Proposal to comply with Nasdaq’s listing rules requiring unitholder approval of material amendments to an equity compensation plan, pursuant to which common units may be acquired by officers, directors, employees or consultants. The LTIP Proposal requires the approval of a majority of the votes cast by our unitholders. Ergon owns approximately 31% of our outstanding limited partner units and has indicated that it will vote for the LTIP Proposal.

No more than 4,100,000 units may be delivered or reserved for delivery pursuant to awards under the existing Blueknight Energy Partners G.P., L.L.C. Long-Term Incentive Plan. As of October 1, 2020, there were 1,349,434 common units underlying outstanding phantom units and unvested restricted units under the existing incentive plan and there were no common units underlying outstanding unit options or unit appreciation rights under the existing incentive plan. As of October 1, 2020, approximately 453,982 common units remained available for future issuance to participants under the existing incentive plan. Subject to adjustment for certain events, the Proposed LTIP increases the number of common units that may be delivered or reserved for delivery pursuant to any and all awards by 4,000,000 common units to a total of 8,100,000 common units. After such increase, approximately 4,453,982 common units will be available for future issuance under the Proposed LTIP. On October 1, 2020, the closing price of our common units was $1.39 per unit.

Recommendation of our Board of Directors Regarding the LTIP Proposal

After considering the various factors more fully described in “Proposal One: The LTIP Proposal—Reasons for the Board of Director’s Recommendation,” our board of directors has:

•determined that the Proposed LTIP is in the best interests of our partnership; and

•recommended our unitholders vote to approve the LTIP Proposal.

Therefore, our board of directors recommends that our unitholders vote to approve the LTIP Proposal.

Proposal Two: The Adjournment Proposal

We are also asking our unitholders to approve the Adjournment Proposal to adjourn the special meeting to a later date or dates, if deemed necessary or appropriate by our general partner, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the LTIP Proposal.

Recommendation of our Board of Directors Regarding the Adjournment Proposal

Our board of directors has recommended our unitholders vote to approve the Adjournment Proposal.

Therefore, our board of directors recommends that our unitholders vote to approve the Adjournment Proposal.

Information About the Special Meeting and Voting

Time, Date and Place

The special meeting will be held on November 23, 2020 at 2:00 p.m., local time, at BKEP’s offices at 6060 American Plaza, Suite 600, Tulsa, Oklahoma, 74135.

Purpose

Our unitholders are being asked to consider the LTIP Proposal and the Adjournment Proposal. The persons named in the accompanying proxy card will have discretionary authority to vote on other business, if any, that properly comes before the special meeting and any adjournment or postponement thereof.

Unitholders Entitled to Vote

Holders of our common units and our Series A Preferred Units representing limited partnership interests in us (the “Preferred Units”) as of October 1, 2020, the record date for the special meeting, will be entitled to vote at the special meeting. Holders of our common units and Preferred Units as of the record date will be counted for purposes of establishing a quorum. Each unitholder may cast one vote at the special meeting for each common unit or Preferred Unit owned at the close of business on the record date. On the record date, there were 41,198,088 common units and 35,125,202 Preferred Units outstanding and entitled to be voted at the special meeting.

Required Unitholder Votes

The LTIP Proposal requires the approval of a majority of the votes cast by our unitholders. The Adjournment Proposal requires the approval of a majority of our outstanding limited partner units entitled to vote at the special meeting (including units deemed owned by our general partner) and represented either in person or by proxy at the special meeting. Ergon owns approximately 31% of our outstanding limited partner units and has indicated that it will vote “for” both the LTIP Proposal and the Adjournment Proposal.

Interests of Certain Persons in the Proposals

In considering the recommendations of our board of directors relating to the LTIP Proposal, you should be aware that employees, consultants and the members of our board of directors will be eligible to receive awards under the Proposed LTIP if it is approved. Accordingly, the members of our board of directors and the executive officers of our general partner have a substantial interest in the approval of the LTIP Proposal.

Material Federal Income Tax Consequences of the LTIP Proposal

Please read “Proposal One: The LTIP Proposal—Material Federal Income Tax Consequences of the LTIP Proposal” for discussion of the federal income tax consequences of the LTIP Proposal.

PROPOSAL ONE: THE LTIP PROPOSAL

General Information About the Proposed LTIP

In connection with our initial public offering in 2007, our general partner adopted the Blueknight Energy Partners G.P., L.L.C. Long-Term Incentive Plan, which has been amended and restated since its initial adoption (the “Current LTIP”).

Our common units are listed on Nasdaq. We are asking for approval of the LTIP Proposal to comply with Nasdaq’s listing rules requiring unitholder approval of material amendments to an equity compensation plan, pursuant to which common units may be acquired by officers, directors, employees or consultants. Approximately five officers, three directors, 15 employees and one consultant would be eligible for awards under the Proposed LTIP, as selected in the sole discretion of the compensation committee of our board of directors (the “Compensation Committee”). The Proposed LTIP provides for the grant of unit awards, restricted units, phantom units, unit options, unit appreciation rights (“UARs”), distribution equivalent rights, other unit-based awards and cash awards.

No more than 4,100,000 units may be delivered or reserved for delivery pursuant to awards under the Current LTIP. As of October 1, 2020, there were 1,349,434 common units underlying outstanding phantom units and unvested restricted units under the Current LTIP, and there were no common units underlying outstanding unit options or unit appreciation rights under the Current LTIP. As of October 1, 2020, approximately 453,982 common units remained available for future issuance to participants under the Current LTIP. Subject to adjustment for certain events, the Proposed LTIP increases the number of common units that may be delivered or reserved for delivery pursuant to any and all awards by 4,000,000 common units to a total of 8,100,000 common units. After such increase, approximately 4,453,982 common units will be available for future issuance under the Proposed LTIP. On October 1, 2020, the closing price of our common units was $1.39 per unit. The Proposed LTIP also provides for the following additional changes:

•prohibits the recycling of common units delivered or withheld in satisfaction of the exercise or other purchase price of, or the tax withholding obligations associated with, unit options or unit appreciation rights;

•requires all awards to have a minimum vesting period of one year, subject to certain exceptions;

•incorporates an annual limit on compensation paid to non-employee members of our board of directors;

•allows for the grant of other unit-based awards and cash awards;

•specifies the alternatives available to the Compensation Committee in the event of a change of control;

•extends the term of the plan to September 9, 2030, the 10th anniversary of the adoption of the Proposed LTIP by our board of directors; and

•incorporates certain other administerial changes.

Reasons for the Board of Directors’ Recommendation

While our board of directors is cognizant of the potential dilutive effect of compensatory unit awards, it also believes that increasing the total number of common units available for awards pursuant to the Proposed LTIP is in the best interests of us and our unitholders and should be approved for the following reasons:

•the adoption of the Proposed LTIP will aid in attracting and retaining key individuals who are important to our success and will motivate such individuals to exert maximum efforts for our success;

•the Proposed LTIP is intended to provide a means whereby our employees and our directors may develop a sense of proprietorship and personal involvement in the development and financial success of our partnership; and

•the Proposed LTIP is intended to align potential increases in compensation of our officers and employees to our financial results that generally drive the value of our common units.

If the Proposed LTIP is approved by the unitholders, we will have approximately 4,453,982 common units available for future equity awards. If the Proposed LTIP is not approved by the unitholders, we may not be able to fund our long-term incentive program, and we may be required to increase significantly the cash component of our executive compensation program in order to remain competitive and adequately compensate our employees. Such a drastic change in our long-term incentive program could cause significant misalignment between executive and unitholder interests. If the Proposed LTIP is not approved by the unitholders, we expect for the common units available under the Current LTIP to only fund our long-term incentive program through March 2021.

Best Practice Features of the Proposed LTIP

•No repricing of options or UARs. Prohibits repricing, replacement and regranting of unit options and UARs at lower prices unless approved by our unitholders.

•No discounted options or UARs. Unit options and UARs may not be granted with an exercise price below the closing price of our common units on Nasdaq on the date of grant.

•No recycling on net exercise and net settlement of Options and UARs. Common units delivered or withheld in satisfaction of the exercise or other purchase price of, or the tax withholding obligations associated with, unit options or UARs will not be again available for the grant of awards under the Proposed LTIP.

•Limited terms for options and UARs. Unit options and UARs granted under the Proposed LTIP are limited to 10 year terms.

•Minimum vesting requirement. Awards that result in the issuance of an aggregate of 95% of the common units issuable under the Proposed LTIP must vest no earlier than the first anniversary of the grant date of such awards (or, if granted to our non-employee directors, no earlier than the earlier of such first anniversary or the next annual meeting of our unitholders, so long as such annual meets are at least 50 weeks apart); provided, that such minimum vesting requirement will not apply in the event of a recipient’s death or disability or upon a change in control.

•Limits annual compensation paid to non-employee directors. During each calendar year in which the Proposed LTIP is in effect, a non-employee member of our board of directors may not be paid compensation, whether denominated in cash or awards (valued at grant), for his or her service on our board of directors in excess of $400,000; provided, that such limit is increased to $800,000 for any calendar year in which a director first joins our board of directors or is designated as a lead independent director or chairman. The non-employee director compensation limits under the Proposed LTIP will be adjusted on an annual basis by the change, as compared to the previous calendar year, in the U.S. Consumer Price Index for All Urban Consumers.

•Awards may be subject to future clawback or recoupment. All awards granted under the Proposed LTIP will be subject to any clawback policy we have or adopt.

•No “evergreen” provision. Units authorized for issuance under the Proposed LTIP will not be automatically replenished. Any additional common units to be issued over and above the amount for which we are seeking authorization must be approved by the unitholders.

Summary of the Proposed LTIP

General

Employees, consultants and directors of our general partner and its affiliates who perform services for us are eligible to receive awards under the Proposed LTIP. The summary of the Proposed LTIP contained herein does not purport to be complete and is qualified in its entirety by reference to the Proposed LTIP attached as Annex A to this proxy. The Proposed LTIP provides for the grant of unit awards, restricted units, phantom units, unit options, UARs, distribution equivalent rights, other unit-based awards and cash awards. Subject to adjustment for certain events, an aggregate of 8,100,000 common units may be delivered pursuant to awards under the Proposed LTIP, of which approximately 4,453,982 common units are available for future issuance under the Proposed LTIP. Common units canceled, forfeited or withheld to satisfy tax withholding obligations will not be considered to be common units delivered under the Proposed LTIP for purposes of applying the maximum unit limit under the Proposed LTIP; provided, however, that common units delivered or withheld in satisfaction of the exercise or other purchase price of, or in satisfaction of tax withholding obligations for, unit options or UARs will be considered to be common units delivered under the Proposed LTIP and will not be available for delivery pursuant to other awards. The Proposed LTIP will be administered by the Compensation Committee, provided that its authority under the Proposed LTIP may be delegated on such terms and conditions as the Compensation Committee may establish consistent with applicable law. The Proposed LTIP has been designed to furnish additional compensation to employees, consultants and directors and to align their economic interests with those of common unitholders.

Awards Under the Proposed LTIP

Unit Awards

The Compensation Committee may grant unit awards to eligible individuals under the Proposed LTIP. A unit award is an award of common units that are fully vested upon grant and not subject to forfeiture.

Restricted Units and Phantom Units

A restricted unit is a common unit that is subject to forfeiture. Upon vesting, the forfeiture restrictions lapse and the recipient holds a common unit that is not subject to forfeiture. A phantom unit is a notional unit that entitles the grantee to receive a common unit upon the vesting of the phantom unit or, in the discretion of the Compensation Committee, cash equal to the fair market value of a common unit. The Compensation Committee may make grants of restricted units and phantom units under the Proposed LTIP to eligible individuals containing such terms, consistent with the Proposed LTIP, as the Compensation Committee may determine, including the period over which restricted units and phantom units will vest. The Compensation Committee may, in its discretion, base vesting on the grantee’s completion of a period of service or upon the achievement of specified financial objectives or other criteria.

If a grantee’s employment, consulting or membership on our board of directors terminates for any reason, the grantee’s restricted units and phantom units will be automatically forfeited unless, and to the extent, the award agreement or the Compensation Committee provides otherwise.

Distributions made by us with respect to awards of restricted units may, in the Compensation Committee’s discretion, be subject to the same vesting requirements as the restricted units. The Compensation Committee, in its discretion, may also grant tandem distribution equivalent rights with respect to phantom units.

We intend for restricted units and phantom units granted under the Proposed LTIP to serve as a means of incentive compensation for performance and not primarily as an opportunity to participate in the equity appreciation of the common units. Therefore, participants generally will not pay any consideration for the common units they receive with respect to these types of awards, and neither we nor our general partner will receive remuneration for the units delivered with respect to these awards.

Unit Options and Unit Appreciation Rights

The Proposed LTIP also permits the grant of options covering common units and UARs. Unit options represent the right to purchase a number of common units at a specified exercise price. UARs represent the right to receive the appreciation in the value of a number of common units over a specified exercise price, either in cash or in common units as determined by the Compensation Committee. Unit options and UARs may be granted to such eligible individuals and with such terms as the Compensation Committee may determine, consistent with the Proposed LTIP; however, a unit option or UAR must have an exercise or grant price equal to the fair market value of a common unit on the date of grant and may not have a term in excess of 10 years.

Distribution Equivalent Rights

Distribution equivalent rights are rights to receive all or a portion of the distributions otherwise payable on units during a specified time. Distribution equivalent rights may be granted alone or in combination with another award.

By giving participants the benefit of distributions paid to unitholders generally, grants of distribution equivalent rights provide an incentive for participants to operate our business in a manner that allows our partnership to provide increasing partnership distributions. Typically, distribution equivalent rights will be granted in tandem with a phantom unit, so that the amount of the participant’s compensation is tied to both the market value of our units and the distributions that unitholders receive while the award is outstanding. We believe this aligns the participant’s incentives directly to the measures that drive returns for our unitholders.

Other Unit-Based Awards and Cash Awards

The Proposed LTIP permits the grant of other unit-based awards and cash awards. Other unit-based awards are awards denominated in or payable in, valued in whole or in part by reference to, or otherwise based on or related to, the value of common units. Cash awards may be granted on a free-standing basis, as an element of or a supplement to, or in lieu of any other award. Other unit-based awards and cash awards are subject to such terms and conditions as the Compensation Committee determines to be appropriate.

Other Terms of the Proposed LTIP

Prohibition on Repricing

Repricing of unit options and UARs, directly or indirectly, is prohibited under the Proposed LTIP without approval of our unitholders, except in the case of adjustments implemented to reflect certain partnership transactions.

Source of Common Units; Cost

Common units to be delivered with respect to awards may be common units acquired by our general partner on the open market, common units already owned by our general partner, common units acquired by our general partner directly from us or any other person or any combination of the foregoing. Our general partner will be entitled to reimbursement by us for the cost incurred in acquiring common units. With respect to unit options, our general partner will be entitled to reimbursement by us for the difference between the cost incurred by our general partner in acquiring these units and the proceeds received from an optionee at the time of exercise. Thus, we will bear the cost of the unit options. If we issue new common units with respect to these awards, the total number of common units outstanding will increase, and our general partner will remit the proceeds it receives from a participant, if any, upon exercise of an award to us. With respect to any awards settled in cash, our general partner will be entitled to reimbursement by us for the amount of the cash settlement.

Adjustments

Upon certain transactions involving the partnership and affecting the common units, the number of common units available to grant under the Proposed LTIP, the number and kind of common units or property subject to awards, the exercise or other unit price of awards and any other limitations contained under the Proposed LTIP shall be adjusted as determined equitable by the Compensation Committee.

Change of Control

Unless otherwise provided in an award agreement, upon a Change of Control (as defined in the Proposed LTIP), the Committee may (i) accelerate the time of exercisability of an award so that such award may be exercised for a limited period of time after which such award will be terminated, (ii) provide for the mandatory surrender and cash-out of outstanding awards, (iii) cancel outstanding unit options and UARs with an exercise price that exceeds the change of control price, or (iv) make such other adjustments as the Compensation Committee deems appropriate to reflect the Change of Control, including the substitution, assumption or continuation of awards by any successor company or parent or subsidiary thereof.

Transferability

Awards generally may not be transferred, except by will or the laws of descent and distribution, unless approved by the Compensation Committee.

Tax Withholding

The general partner or any of its affiliates are authorized to withhold from any award, from any payment due or transfer made under any award, or from any compensation owed to a participant the amount of any applicable taxes payable upon the grant or exercise of an award, the lapse of restrictions thereof or any payment or transfer under an award.

Amendment or Termination of the Proposed LTIP

Our board of directors, in its discretion, may terminate the Proposed LTIP at any time with respect to the units for which a grant has not previously been made. The Proposed LTIP will automatically terminate on the earlier of September 9, 2030 or when units are no longer available for delivery pursuant to awards under the Proposed LTIP. Our board of directors will also have the right to alter or amend the Proposed LTIP or any part of it from time to time, and the Compensation Committee may amend any award; provided, however, that no change in any outstanding award may be made that would materially adversely affect the rights of the participant without the consent of the affected participant.

Interests of Certain Persons in the LTIP Proposal

The officers and employees of our general partner, its affiliates and our subsidiaries and the members of our board of directors will be eligible to receive awards under the Proposed LTIP if it is approved. Accordingly, the members of our board of directors and the executive officers of our general partner have a substantial interest in the approval of the LTIP Proposal.

New Plan Benefits Under the Proposed LTIP

The awards, if any, that will be made to eligible persons under the Proposed LTIP are subject to the discretion of the Compensation Committee or other designated plan administrator, and thus we cannot currently determine the benefits or number of common units subject to awards that may be granted in the future to our executive officers, employees and consultants or to members of our board of directors under the Proposed LTIP.

If the Proposed LTIP is approved, we anticipate making annual equity grants to our executive officers and certain employees under the Proposed LTIP, but any amount of such grant is not determinable at this time. Such awards will be subject to a vesting schedule that will be specified in the applicable award agreement, and the number of common units subject to such awards will be determined at the date of grant of such awards.

Securities Authorized for Issuance under Equity Compensation Plans (as of December 31, 2019)

Equity Compensation Plan Information

	(a)	(b)	(c)
	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders(1)	1,068,343	−	1,648,350
Equity compensation plans not approved by security holders	N/A	N/A	N/A
Total	1,068,343	−	1,648,350

(1)Our General Partner has adopted and maintains the Current LTIP and Partnership’s Employee Unit Purchase Plan.  No value is shown in column (b) of the table because the phantom units and restricted units do not have an exercise price.

Material Federal Income Tax Consequences of the Proposed LTIP

The following discussion is for general information only and is intended to summarize briefly the U.S. federal income tax consequences to participants arising from participation in the Proposed LTIP. This description is based on current law, which is subject to change (possibly retroactively). The tax treatment of participants in the Proposed LTIP may vary depending on the participant’s particular situation and may, therefore, be subject to special rules not discussed below. No attempt has been made to discuss any potential foreign, state, or local tax consequences. In addition, awards that provide for a “deferral of compensation” within the meaning of Section 409A may be granted pursuant to the Proposed LTIP that could be subject to additional taxes unless they are designed to comply with certain restrictions set forth in Section 409A and the guidance promulgated thereunder.

Unit Options; Unit Appreciation Rights

Participants will not realize taxable income upon the grant of a unit option or a UAR. Upon the exercise or settlement of a unit option or a UAR, a participant will recognize ordinary compensation income in an amount equal to the excess of (i) the amount of cash or the fair market value of the common units received, over (ii) the exercise price (if any) paid therefor. A participant will generally have a tax basis in any common units received pursuant to the exercise of a UAR, or pursuant to the cash exercise of a unit option, that equals the fair market value of the common units on the date of exercise. The participant’s capital gains holding period in those common units will begin on the date of exercise of the unit option or UAR. Subject to the discussion under “—Tax Code Limitations on Deductibility” below, the holders of partnership interests in us will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a participant under the foregoing rules.

When a participant sells the common units acquired as a result of the exercise of a unit option or UAR, any appreciation (or depreciation) in the value of the common units after the exercise date is treated as long- or short-term capital gain (or loss) for federal income tax purposes, depending on the participant’s holding period. The common units must be held for more than 12 months in order to qualify for long-term capital gain treatment.

Phantom Unit Awards; Restricted Unit Awards; Other Awards

A participant will recognize ordinary compensation income upon receipt of cash pursuant to a cash award or, if earlier, at the time the cash is otherwise made available for the participant to draw upon. A participant will not have taxable income at the time of a grant of an award in the form of a phantom unit award or other unit-based award, but rather, will generally recognize ordinary compensation income at the time he receives common units or a cash payment in satisfaction of the phantom unit award or other unit-based award in an amount equal to the fair market value of the common units received or the cash payment, whichever is applicable. In addition, the participant will be subject to ordinary income tax upon the payment of a distribution equivalent right. In general, a participant will recognize ordinary compensation income as a result of the receipt of common units pursuant to a restricted unit award or a unit award in an amount equal to the fair market value of the common units when the common units are received, provided, that if the common units are not transferable or are subject to a substantial risk of forfeiture when received, the participant will recognize ordinary compensation income in an amount equal to the fair market value of common units (i) when the common units first become transferable or are no longer subject to a substantial risk of forfeiture, in cases where a Participant does not make an valid election under Section 83(b) of the Internal Revenue Code, or (ii) when the common units are received, in cases where a participant makes a valid election under Section 83(b) of the Internal Revenue Code.

A participant who is an employee will be subject to withholding for federal, and generally for state and local, income taxes at the time he recognizes income under the rules described above with respect to common units or cash received. Directors and consultants must make their own arrangements for satisfying any tax obligations they may incur in connection with the receipt of an award under the Proposed LTIP. Distributions that are received by a participant prior to the time that the common units are taxed to the participant under the rules described in the preceding paragraph are taxed as additional compensation (taxable as ordinary income), and are not treated as distributions on common units. The tax basis in the common units received by a participant will equal the amount recognized by him as compensation income under the rules described in the preceding paragraph, and the participant’s capital gains holding period in those common units will commence on the date of receipt of the common units.

Subject to the discussion immediately below, the holders of partnership interests in us will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a participant under the foregoing rules.

Tax Code Limitations on Deductibility

In order for the amounts described above to be deductible as a compensation expense, the amounts must constitute reasonable compensation for services rendered or to be rendered and must be ordinary and necessary business expenses.

Limited Partnership Interest

We are not a taxable entity, and as such, we do not incur any federal income tax liability. Instead, each holder of our common units is required to report on his income tax return his share of our income, gains, losses and deductions in computing his federal income tax liability, regardless of whether cash distributions are made to him by us. Distributions by us to a holder of common units are generally not taxable unless the amount of cash distributed is in excess of the holder’s adjusted basis in his interest. Usually during the first quarter of each year, we will mail to each partner a Schedule K-1 showing the amounts of income, gains, losses, and deductions that the partner is required to reflect on his federal income tax return as a limited partner for the preceding year. A limited partner will not qualify for using Form 1040EZ or 1040A, and may not file his federal income tax return until he has received his Schedule K-1 and reflected the relevant information contained therein in his tax return.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Throughout this section, each person who served as the Principal Executive Officer (“PEO”) during 2019 and the two most highly compensated executive officers other than the PEO serving at December 31, 2019, and up to two additional individuals for whom disclosure would have been provided but for the fact that the individual was not serving as an executive officer at December 31, 2019, are referred to as the Named Executive Officers (“NEOs”).  The NEOs during 2019 were:

•Mark A. Hurley, Former Chief Executive Officer(1);

•D. Andrew Woodward, Chief Executive Officer(2); and

•Jeffery A. Speer, Chief Operating Officer.

(1)Effective June 22, 2020, Mr. Hurley departed as Chief Executive Officer of our general partner.

(2)Mr. Woodward was appointed Chief Executive Office of our general partner on June 22, 2020. During 2019, Mr. Woodward served as Chief Financial Officer of our general partner.

As is the case with many publicly traded partnerships, we have not historically directly employed any persons responsible for managing or operating us or for providing services relating to day-to-day business affairs.  Our general partner manages our operations and activities, and its board of directors (“Board”) and officers make decisions on our behalf. The compensation for the NEOs for services rendered to us is determined by the compensation committee of our general partner.

Employment Agreements.  Messers. Hurley and Woodward each entered into an employment agreement with our general partner or one of its subsidiaries.

Employment Agreement of Mr. Hurley. Mr. Hurley’s employment agreement had an initial term of five years that automatically renewed for subsequent one-year periods unless either party gave 90 days advance notice of termination. Pursuant to Mr. Hurley’s employment agreement, Mr. Hurley was paid an initial annual base salary of $425,000. Our general partner’s compensation committee increased the base salary of Mr. Hurley to $450,000 over the term of the employment agreement. Mr. Hurley also received 500,000 non-participating phantom units in September 2012 under the general partner’s Long-Term Incentive Plan, which vested ratably over five years pursuant to the Phantom Unit Agreement he entered into with the general partner. The units were fully vested as of December 31, 2017.  The employment agreement also provided that Mr. Hurley was eligible to participate in any employee benefit plans maintained by the general partner and was entitled to reimbursement for certain out-of-pocket expenses. Mr. Hurley agreed not to disclose any confidential information obtained by him while employed under his employment agreement and agreed to a one-year post-termination non-solicitation covenant.

Except in the event of termination for Cause as defined therein, termination by Mr. Hurley other than for Good Reason as defined therein, termination after the expiration of the term of Mr. Hurley’s employment agreement or termination due to death or disability, Mr. Hurley’s employment agreement provided for payment of any unpaid base salary and vested benefits under any incentive plans, a lump sum payment equal to 12 months of base salary and Mr. Hurley was also entitled to continued participation in our general partner’s welfare benefit programs for a period of 18 months following termination. Based upon Mr. Hurley’s base salary in 2019, the maximum amount of the lump sum severance payment was approximately $0.5 million, in addition to continued participation in the general partner’s welfare benefit programs and the amounts of earned but unpaid base salary and benefits under any incentive plans.

The employment agreement also contained payment obligations that could have been triggered by a termination after a Change of Control. Pursuant to the employment agreement, if, within 18 months after a Change of Control (as defined therein) occurred, Mr. Hurley were terminated by our general partner without Cause (as defined therein) or Mr. Hurley terminated the agreement for Good Reason (as defined therein), he would have been entitled to payment of any unpaid base salary and vested benefits under any incentive plans, a lump sum payment equal to 12 months of base salary and Mr. Hurley’s most recent annual bonus and continued participation in our general partner’s welfare benefit programs for the longer of the remainder of the term of the employment agreement or one year after termination. Based upon Mr. Hurley’s base salary and most recent annual bonus, the maximum amount of the lump sum severance payment was approximately $0.6 million as of the end of fiscal 2019, in addition to continued participation in the general partner’s welfare benefit programs and the amounts of earned but unpaid base salary and benefits under any incentive plans.

Employment Agreement of Mr. Woodward. Mr. Woodward’s employment agreement had an initial term of three years that will automatically renew for subsequent one-year periods unless either party gives 90 days advance notice of termination. Pursuant to Mr. Woodward’s employment agreement, Mr. Woodward’s initial annual base salary is $350,000. Pursuant to his offer of employment referenced in his employment agreement, Mr. Woodward also received a $50,000 initial bonus that was paid following 90 days of employment and a $50,000 grant of long-term incentive units that was awarded following 30 days of employment, which will vest June 1, 2022.  The offer of employment also provided for an incentive compensation bonus of $160,000 and a grant of $160,000 of long-term incentive units, both to be awarded as part of our regular March 2020 compensation actions.  Per the offer of employment, the long-term incentive units can be paid in units or cash equivalent, and in March 2020, it was determined to pay $85,000 in units and $75,000 in cash.  The offer of employment also provided for make-whole payments to replace certain lost compensation opportunities with Mr. Woodward’s prior employer totaling $550,000, with $150,000 paid on December 31, 2019, and two installments of $200,000 to be paid on December 31 of 2020 and 2021.  The employment agreement also provides that Mr. Woodward is eligible to participate in any employee benefit plans maintained by the general partner and is entitled to reimbursement for certain out-of-pocket expenses.  Mr. Woodward has agreed not to disclose any confidential information obtained by him while employed under his employment agreement and has agreed to a one-year post-termination non-solicitation covenant.

Except in the event of termination for Cause as defined therein, termination by Mr. Woodward other than for Good Reason as defined therein, termination after the expiration of the term of Mr. Woodward’s employment agreement or termination due to death or disability, Mr. Woodward’s employment agreement provides for payment of any unpaid base salary and vested or unvested benefits under any incentive plans, a lump sum payment equal to 12 months of base salary, any unpaid make-whole payments and Mr. Woodward will also be entitled to continued participation in our general partner’s welfare benefit programs for a period of 12 months following termination. Based upon Mr. Woodward’s current base salary and unpaid make-whole payments, the maximum amount of the lump sum severance payment would be approximately $0.8 million, in addition to continued participation in the general partner’s welfare benefit programs and the amounts of earned but unpaid base salary and benefits under any incentive plans.

Separation Agreement with Mr. Hurley. In connection with Mr. Hurley’s departure as Chief Executive Officer on June 22, 2020 (the “Separation Date”), Mr. Hurley entered into a separation agreement and general release of claims (the “Separation Agreement”) pursuant to which Mr. Hurley received cash payments in a total amount equal to $353,500. In addition, pursuant to the Separation Agreement, Mr. Hurley’s outstanding and unvested award of 75,400 phantom units was accelerated in full and settled in common units. The payments and benefits set forth in the Separation Agreement were provided in exchange for Mr. Hurley providing a customary release of claims in favor of our partnership. In addition, the Separation Agreement provided that Mr. Hurley would provide assistance with respect to transitioning matters related to his job responsibilities for the 60-day period following the Separation Date.

Long-Term Incentive Plan.

General.  Our general partner has adopted and currently maintains the Current LTIP for employees, consultants and directors of our general partner and its affiliates who perform services for us. The summary of the Current LTIP contained herein does not purport to be complete and is qualified in its entirety by reference to the Current LTIP. The Current LTIP provides for the grant of unit awards, restricted units, phantom units, unit options, unit appreciation rights and distribution equivalent rights. There are currently 4,100,000 common units reserved for issuance under the Current LTIP, subject to adjustment for certain events.  Units that are canceled, forfeited or withheld to satisfy our general partner’s tax withholding obligations are available for delivery pursuant to other awards. The Current LTIP is administered by the compensation committee of the Board. The Current LTIP has been designed to furnish additional compensation to employees, consultants and directors and to align their economic interests with those of other common unitholders. For information on the proposed amendments and restatement of the Current LTIP, please see “Proposal One: The LTIP Proposal” above.

Unit Awards.  The compensation committee may grant unit awards to eligible individuals under the Current LTIP. A unit award is an award of common units that are fully vested upon grant and not subject to forfeiture.

Restricted Units and Phantom Units.  A restricted unit is a common unit that is subject to forfeiture. Upon vesting, the forfeiture restrictions lapse and the recipient holds a common unit that is not subject to forfeiture. A phantom unit is a notional unit that entitles the grantee to receive a common unit upon the vesting of the phantom unit or, at the discretion of the compensation committee, cash equal to the fair market value of a common unit. The compensation committee may make grants of restricted units and phantom units under the Current LTIP to eligible individuals containing such terms, consistent with the Current LTIP, as the compensation committee may determine, including the period over which restricted units and phantom units granted will vest. The compensation committee may, at its discretion, base vesting on the grantee’s completion of a period of service or upon the achievement of specified performance goals or other criteria.

Distributions made by us with respect to awards of restricted units may, at the compensation committee’s discretion, be subject to the same vesting requirements as the restricted units. The compensation committee, at its discretion, may also grant tandem distribution equivalent rights with respect to phantom units.

We intend for restricted units and phantom units granted under the Current LTIP to serve as a means of incentive compensation for performance and not primarily as an opportunity to participate in the equity appreciation of the common units. Therefore, participants will not pay any consideration for the common units they receive with respect to these types of awards, and neither we nor our general partner will receive remuneration for the units delivered with respect to these awards.

Options and Unit Appreciation Rights.  The Current LTIP also permits the grant of options covering common units and unit appreciation rights. Options represent the right to purchase a number of common units at a specified exercise price. Unit appreciation rights represent the right to receive the appreciation in the value of a number of common units over a specified exercise price, either in cash or in common units as determined by the compensation committee. Options and unit appreciation rights may be granted to such eligible individuals and with such terms as the compensation committee may determine, consistent with the Current LTIP; however, an option or unit appreciation right must have an exercise price equal to the fair market value of a common unit on the date of grant.

Distribution Equivalent Rights.  Distribution equivalent rights are rights to receive all or a portion of the distributions otherwise payable on units during a specified time. Distribution equivalent rights may be granted alone or in combination with another award.

By giving participants the benefit of distributions paid to unitholders generally, grants of distribution equivalent rights provide an incentive for participants to operate our business in a manner that allows our partnership to provide increasing partnership distributions. Typically, distribution equivalent rights will be granted in tandem with a phantom unit, so that the amount of the participant’s compensation is tied to both the market value of our units and the distributions that unitholders receive while the award is outstanding. We believe this aligns the participant’s incentives directly to the measures that drive returns for our unitholders.

Source of Common Units; Cost.  Common units to be delivered with respect to awards may be common units acquired by our general partner on the open market, common units already owned by our general partner, common units acquired by our general partner directly from us or any other person or any combination of the foregoing. Our general partner will be entitled to reimbursement by us for the cost incurred in acquiring common units. With respect to options, our general partner will be entitled to reimbursement by us for the difference between the cost incurred by our general partner in acquiring these units and the proceeds received from an optionee at the time of exercise. Thus, we will bear the cost of the options. If we issue new units with respect to these awards, the total number of units outstanding will increase, and our general partner will remit the proceeds it receives from a participant, if any, upon exercise of an award to us. With respect to any awards settled in cash, our general partner will be entitled to reimbursement by us for the amount of the cash settlement.

Amendment or Termination of Current LTIP.  The Board, at its discretion, may terminate the Current LTIP at any time with respect to the units for which a grant has not theretofore been made. The Current LTIP will automatically terminate on the earlier of the 10th anniversary of the date it was initially approved by our unitholders or when units are no longer available for delivery pursuant to awards under the Current LTIP. The Board will also have the right to alter or amend the Current LTIP or any part of it from time to time and the compensation committee may amend any award; provided, however, that no change in any outstanding award may be made that would materially impair the rights of the participant without the consent of the affected participant.

Unit Purchase Plan. On June 23, 2014, our unitholders approved the Blueknight Energy Partners, L.P. Employee Unit Purchase Plan (the “Unit Purchase Plan”). The Unit Purchase Plan provides employees of the general partner and its affiliates who perform services for us the opportunity to acquire or increase their ownership of common units. Eligible employees who enroll in the Unit Purchase Plan may elect to have a designated whole percentage (ranging from 1% to 15%) of their eligible compensation for each pay period withheld for the purchase of common units. A maximum of 1,000,000 common units may be delivered under the Unit Purchase Plan, subject to adjustment for a recapitalization, split, reorganization or similar event pursuant to the terms of the Unit Purchase Plan. The purpose of the Unit Purchase Plan is to promote our interests by providing employees of the general partner and its affiliates a cost-effective program to enable them to acquire or increase their ownership of common units and to provide a means whereby such individuals may develop a sense of proprietorship and personal involvement in our development and financial success, and to encourage them to devote their best efforts to our business, thereby advancing our interests. As of December 31, 2019, 372,795 common units had been delivered under the Unit Purchase Plan.

Summary Compensation Table

The following table summarizes the compensation of our NEOs for the years ended 2019 and 2018.

Name and Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Mark A. Hurley(4)	2019	450,000	150,000	—	24,888	624,888
Former Chief Executive Officer	2018	450,000	150,000	299,866	53,016	952,882
D. Andrew Woodward(5)	2019	238,718	435,000	49,861	63,123	786,702
Chief Executive Officer	2018	—	—	—	—	—
Jeffery A. Speer	2019	285,000	165,000	71,668	48,680	570,348
Chief Operating Officer	2018	274,000	150,000	144,936	63,523	632,459

(1)Included in Mr. Woodward’s bonus for 2019 is a signing bonus of $50,000 and make-whole payments of $150,000.

(2)Dollar amounts represent the grant date fair value of awards granted in each year with respect to phantom unit grants under the Current LTIP. See Note 13 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 for assumptions used in calculating these amounts. Mr. Hurley was not granted an award in 2019.

(3)We provide distribution equivalent rights (“DERs”) under the Current LTIP, reimbursement of certain deductibles and co-pays for medical expenses and discretionary matching and profit sharing contributions to our 401(k) plan to our NEOs. Mr. Woodward also received a relocation stipend in 2019.  In 2019, payments related to these items were as follows:

	DERs	Relocation	401(k) plan contributions	Other	Total
Mark A. Hurley	$—	$—	$14,000	$10,888	$24,888
D. Andrew Woodward	$3,693	$45,000	$3,628	$10,802	$63,123
Jeffery A. Speer	$17,985	$—	$14,000	$16,695	$48,680

(4)Effective June 22, 2020, Mr. Hurley departed as Chief Executive Officer of our general partner.

(5)Mr. Woodward was appointed Chief Executive Office of our general partner on June 22, 2020. During 2019, Mr. Woodward served as Chief Financial Officer of our general partner.

Outstanding Equity Awards at Fiscal Year-End 2019

The following table provides information concerning all outstanding equity awards made to a NEO as of December 31, 2019, including, but not limited to, awards made under the Current LTIP.

	Stock Awards
Name	Number of Units That Have Not Vested (#)	Market Value of Units That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Units or Other Rights That Have Not Vested ($)(1)
Mark A. Hurley	—	—	—	(2)	—
D. Andrew Woodward	—	—	46,168	(3)	52,170
Jeffery A. Speer	—	—	62,867	(4)	71,040
	—	—	29,700	(5)	33,561
	—	—	22,504	(6)	25,430

(1)Market value of awards is calculated as the product of the closing market price of $1.13 of our common units at December 31, 2019, and the number of phantom units outstanding at December 31, 2019.

(2)Mr. Hurley has no outstanding grants as of December 31, 2019.

(3)Represents phantom units granted in 2019 under our general partner’s LTIP. These phantom units will vest on June 1, 2022. All of the distribution equivalent rights associated with these phantom units are currently payable.

(4)Represents phantom units granted in 2019 under our general partner’s LTIP. These phantom units will vest on January 1, 2022. All of the distribution equivalent rights associated with these phantom units are currently payable.

(5)Represents phantom units granted in 2018 under our general partner’s LTIP. These phantom units will vest on January 1, 2021. All of the distribution equivalent rights associated with these phantom units are currently payable.

(6)Represents phantom units granted in 2017 under our general partner’s LTIP. These phantom units vested on January 1, 2020.

Director Compensation for Fiscal Year 2019

Name	Fees Earned or Paid in Cash ($)	Stock Awards(2) ($)	Total ($)
Duke R. Ligon	201,000	2,675	203,675
Steven M. Bradshaw	193,000	2,675	195,675
John A. Shapiro	193,000	2,675	195,675
Edward D. Brooks(1)	—	—	—
Joel D. Pastorek(1)	—	—	—
W.R. “Lee” Adams(1)	—	—	—
Robert H. Lampton(1)	—	—	—
William W. Lampton(1)	—	—	—

(1)Affiliated with Ergon.

(2)These amounts represent the grant date fair value of restricted and unrestricted units awarded under the Current LTIP.  The grant date fair value of these awards is computed in accordance with ASC 718 - Compensation—Stock Compensation.  See Note 13 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 for assumptions used in calculating these amounts.

Directors who are not officers or employees of any controlling entity or their affiliates receive compensation for attending meetings of the Board and committees thereof.  Such directors receive the following:

(i)$75,000 per year as an annual retainer fee paid in cash;

(ii)$5,000 per year for each Board committee on which such director serves (except that the chairperson of each committee will receive $10,000 per year for serving as chairperson of such committee);

(iii)$10,000 per year if Chairman of the Board;

(iv)$2,000 per diem for each Board or committee meeting attended;

(v)5,000 restricted units upon becoming a director, vesting in one-third increments over a three-year period;

(vi)2,500 restricted units per year, vesting in one-third increments over a three-year period;

(vii)reimbursement for out-of-pocket expenses associated with attending Board or committee meetings; and

(viii)director and officer liability insurance coverage.

In addition, each director is fully indemnified by us for actions associated with being a director to the fullest extent permitted under Delaware law.

PROPOSAL TWO: THE ADJOURNMENT PROPOSAL

We are also asking our unitholders to vote on a proposal (the “Adjournment Proposal”) to adjourn the special meeting to a later date or dates, if deemed necessary or appropriate by our general partner, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the LTIP Proposal. We currently do not intend to propose adjournment at the special meeting if there are sufficient votes to approve the LTIP Proposal. If our unitholders approve the Adjournment Proposal, we may adjourn the special meeting and use the additional time to solicit additional proxies, including proxies from our unitholders who have previously voted against approval of the LTIP Proposal.

INFORMATION ABOUT THE SPECIAL MEETING AND VOTING

Time, Date and Place

The special meeting will be held on November 23, 2020 at 2:00 p.m., local time, at BKEP’s offices at 6060 American Plaza, Suite 600, Tulsa, Oklahoma, 74135.

Purpose

At the special meeting, our unitholders will act upon the LTIP Proposal and the Adjournment Proposal.

Record Date

Our general partner has fixed the close of business on October 1, 2020 as the record date for determining which unitholders are entitled to receive notice of and to vote at the special meeting and any adjournments thereof. A list of unitholders of record will be available for inspection by any unitholder during the meeting.

Holders Entitled to Vote

All holders who owned our common units and Preferred Units at the close of business on the record date, October 1, 2020, are entitled to receive notice of the special meeting and to vote the common units and Preferred Units that they held on the record date at the special meeting, or any adjournments of the special meeting.

Each unitholder may cast one vote at the special meeting for each common unit or Preferred Unit owned at the close of business on the record date. On the record date, there were 41,198,088 common units and 35,125,202 Preferred Units outstanding and entitled to be voted at the special meeting.

Vote Required

The LTIP Proposal requires the approval of a majority of the votes cast by our unitholders. Votes “for” and “against” and abstentions count as votes cast. Thus, abstentions have the effect of a vote against the LTIP Proposal.

The Adjournment Proposal requires the approval of a majority of our outstanding limited partner units entitled to vote at the special meeting (including units deemed owned by our general partner) and represented either in person or by proxy at the special meeting. Thus, abstentions have the effect of a vote against the Adjournment Proposal.

A properly executed proxy submitted without voting instructions will be voted (except to the extent that the authority to vote has been withheld) “FOR” the LTIP Proposal and “FOR” the Adjournment Proposal.

Ergon owns approximately 31% of our outstanding limited partner units and has indicated that it will vote for the LTIP Proposal and the Adjournment Proposal.

Quorum

A majority of our outstanding limited partner units (including units deemed owned by our general partner) present in person or by proxy at the special meeting will constitute a quorum and will permit us to conduct the proposed business at the special meeting. Your units will be counted as present at the special meeting if you:

•are present and vote in person at the meeting; or

•have submitted a properly executed proxy card, including a properly executed proxy card without voting instructions.

Proxies received but marked as abstentions will be counted as units that are present and entitled to vote for purposes of determining the presence of a quorum. If an executed proxy is returned by a broker or other nominee holding units in “street name” indicating that the broker or nominee does not have discretionary authority as to certain units to vote on the proposals (a “broker non-vote”), such units will be considered present at the meeting for purposes of determining the presence of a quorum but will not be considered entitled to vote.

Voting by Proxy

Holders of record can ensure that their units are voted at the special meeting by completing, signing, dating and mailing the enclosed proxy card in the enclosed postage-prepaid envelope. Submitting instructions by this method will not affect your right to attend the special meeting and vote. If you hold your units through a broker, bank or other nominee, you should follow the separate voting instructions, if any, provided by the broker, bank or other nominee with this proxy statement.

Voting Via Telephone or the Internet

Voting via telephone or the Internet is fast, convenient and your vote is immediately confirmed and tabulated. If you choose to vote by telephone or the Internet, instructions to do so are set forth on the enclosed proxy card. The telephone and Internet voting procedures are designed to authenticate votes cast by use of a personal identification number, which appears on the proxy card. These procedures, which comply with Delaware law, allow unitholders to appoint a proxy to vote their units and to confirm that their instructions have been properly recorded. If you vote by telephone or the Internet, you do not have to mail in your proxy card, but your vote must be received by 11:59 p.m., Eastern time, on November 22, 2020.

If you own your units in your own name, you can vote via the Internet in accordance with the instructions provided on the enclosed proxy card. If your units are held by a bank, broker or other nominee, please follow the instructions provided with your proxy materials to determine if Internet or telephone voting is available. If your bank or broker does make Internet or telephone voting available, please follow the instructions provided on the voting form supplied by your bank or broker.

Revoking Your Proxy

You may revoke your proxy at any time before it is voted at the special meeting by:

•giving written notice of your revocation in person at the special meeting or in writing bearing a later date than your proxy, delivered to the Secretary of our partnership prior to the special meeting, 6060 American Plaza, Suite 600, Tulsa, Oklahoma, 74135;

•delivering to the Secretary of our partnership, prior to the special meeting, a duly executed subsequent proxy (including a proxy delivered by telephone or the Internet) bearing a later date and indicating a contrary vote; or

•attending the special meeting and voting in person, although attendance at the special meeting will not by itself constitute a revocation of a proxy.

If your units are held through a broker, bank or other nominee, you should follow the instructions of your broker, bank or nominee regarding the revocation of proxies. If your broker, bank or nominee allows you to submit a proxy by telephone or the Internet, you may be able to change your vote by submitting a proxy again by telephone or the Internet.

Who to Call for Assistance

If you need assistance, including help in changing or revoking your proxy, please contact D.F. King & Co., Inc., which is acting as a proxy solicitation agent, at (877) 283-0323.

Voting at the Special Meeting

Submitting a proxy now will not limit your right to vote at the special meeting if you decide to attend in person. If you plan to attend the special meeting and wish to vote in person, you will be given a ballot at the special meeting. Please note, however, that if your units are held in “street name,” which means your units are held of record by a broker, bank or other nominee, and you wish to vote at the special meeting, you must bring to the special meeting a proxy from the record holder of the units authorizing you to vote at the special meeting. Please contact your broker, bank or nominee for specific instructions.

Proxy Solicitation

This proxy statement is being furnished in connection with the solicitation of proxies by our partnership. We will bear the costs of soliciting proxies. These costs include the preparation, assembly and mailing of this proxy statement, the notice of the special meeting of unitholders and the enclosed proxy card, as well as the cost of forwarding these materials to the beneficial owners of our units. The directors, officers and regular employees of our partnership and our general partner may, without compensation other than their regular compensation, solicit proxies by telephone, e-mail, the Internet, facsimile or personal conversation, as well as by mail. We have retained D.F. King & Co., Inc., a proxy solicitation firm, to assist with the solicitation of proxies for the special meeting for a fee of $11,500 plus expenses. We may also reimburse brokerage firms, custodians, nominees, fiduciaries and others for expenses incurred in forwarding proxy material to the beneficial owners of our units.

Adjournment

Pursuant to our partnership agreement, in the absence of a quorum, the special meeting may be adjourned by the affirmative vote of holders of at least a majority of our outstanding limited partner units entitled to vote at such meeting (including units deemed owned by our general partner) represented either in person or by proxy to a date within 45 days of the special meeting without further notice other than by an announcement made at the special meeting (or such adjourned meeting) and without setting a new record date.

No Unitholder Proposals

Your units do not entitle you to make proposals at the special meeting. Under our partnership agreement, only our general partner can make a proposal at the meeting. Our partnership agreement establishes a procedure for calling meetings whereby limited partners owning 20% or more of the outstanding units of the class for which a meeting is proposed may call a meeting. In any case, limited partners are not allowed to vote on matters that would cause the limited partners to be deemed to be taking part in the management and control of the business and affairs of the partnership. Doing so would jeopardize the limited partners’ limited liability under the Delaware Revised Uniform Limited Partnership Act (the “Delaware Act”) or the law of any other state in which we are qualified to do business.

Dissenters’ Rights

We were formed as a limited partnership under the laws of the State of Delaware, including the Delaware Act. Under those laws, dissenters’ rights are not available to our unitholders with respect to the matters to be voted on at the special meeting.

OTHER MATTERS FOR ACTION AT THE SPECIAL MEETING

As of the date of this proxy statement, our board of directors knows of no matters that will be presented for consideration at the special meeting other than as described in this proxy statement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
MANAGEMENT OF OUR GENERAL PARTNER1

The following table sets forth the beneficial ownership of our units as of October 1, 2020 held by:

•each person or group of persons who beneficially own 5% or more of the then outstanding common units or Preferred Units;

•all of the directors of our general partner;

•each current named executive officer of our general partner; and

•all current directors and executive officers of our general partner as a group.

Except as indicated by footnote, the persons named in the table below have sole voting and investment power with respect to all units shown as beneficially owned by them, subject to community property laws where applicable. Percentage of total common and Preferred Units beneficially owned is based on 41,198,088 common units and 35,125,202 Preferred Units outstanding as of October 1, 2020.

Name of Beneficial Owner(1)	Common Units Beneficially Owned	Percentage of Common Units Beneficially Owned	Preferred Units Beneficially Owned	Percentage of Preferred Units Beneficially Owned	Percentage of Total Common and Preferred Units Beneficially Owned
Ergon Inc.(2)	2,745,837	6.7%	20,801,757	59.2%	30.9%
D. Andrew Woodward(4)	72,892	*	—	—	*
Jeffery A. Speer(4)	87,134	*	—	—	*
Duke R. Ligon(3)	75,915	*	—	—	*
Steven M. Bradshaw(3)	54,045	*	—	—	*
John A. Shapiro(3)	52,455	*	—	—	*
W.R. “Lee” Adams(2)(5)	50,000	*	—	—	*
Edward D. Brooks(2)(5)	—	—	—	—	—
Joel D. Pastorek(2)(5)	—	—	—	—	—
Robert H. Lampton(2)(5)	—	—	—	—	—
William W. Lampton(2)(5)	—	—	—	—	—
Zazove Associates, Inc.(6)	2,970,981	7.2%	—	—	3.9%
Invesco Ltd.(7)	2,940,327	7.1%	—	—	3.9%
DG Capital Management, Inc.(8)	2,384,227	5.8%	1,817,239	5.2%	5.5%
All current executive officers and directors as a group (13 persons)	414,296	1.0%	—	—	*

*Less than 1%.

(1)Unless otherwise indicated, the address for all beneficial owners in this table is 6060 American Plaza, Suite 600, Tulsa, Oklahoma 74135.

(2)Based on a Schedule 13D/A filed September 16, 2020 by Ergon, Inc. The filing was made jointly with Asphalt & Emulsions, Inc., which owns Ergon Asphalt Holdings, LLC.  The address for Ergon is 2829 Lakeland Drive, Suite 2000, Jackson, Mississippi 39215. Ergon Asphalt Holdings, LLC owns 100% of Blueknight GP Holding, LLC, which owns the membership interest in our general partner.

(3)Does not include unvested restricted units granted under the Long-Term Incentive Plan, none of which will vest within 60 days of the date hereof.

(4)Does not include unvested phantom units granted under the Long-Term Incentive Plan, none of which will vest within 60 days of the date hereof.

(5)Messrs. Adams, Brooks, Pastorek, R. Lampton and W. Lampton are affiliated with Ergon.

(6)Based on a Schedule 13G filed January 7, 2020, by Zazove Associates, Inc. with the SEC.  Their address as reported in such Schedule 13G is 1001 Tahoe Blvd., Incline Village, NV 89451.

(7)Based on a Schedule 13G filed February 13, 2020 by Invesco Ltd. with the SEC.  Their address as reported in such Schedule 13G is 1555 Peachtree Street NE, Suite 1800, Atlanta, GA 30309.

(8)Based on a Schedule 13G/A filed February 11, 2020, by DG Capital Management, LLC with the SEC. The filing was made jointly with Dov Gertzulin, and reports that they have shared voting power with respect to 2,384,227 common units and 1,817,239 Preferred Units. Their address as reported in such Schedule 13G/A is 460 Park Avenue, 22nd Floor, New York, New York 10022.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. These reports, proxy statements and other information contain additional information about us. Our filings with the SEC are available to the public from commercial document retrieval services and at the website maintained by the SEC located at: http://www.sec.gov. We will also make these materials available for inspection and copying by any of our unitholders, or a representative of any unitholder who is so designated in writing, at its executive offices during regular business hours.

We also make available on our website (http://www.bkep.com) under “Investors” the annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports that we file. Unless explicitly stated otherwise herein, the information on our website is not incorporated by reference into this proxy statement.

The SEC allows us to “incorporate by reference” information into this proxy statement. This means that we may disclose important information by referring to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this proxy statement. This proxy statement and the information that we file later with the SEC may update and supersede the information incorporated by reference. Similarly, the information that we later file with the SEC may update and supersede the information in this proxy statement. In addition to such documents specifically incorporated by reference in this proxy statement, we incorporate by reference in this proxy statement each document that we file under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, or the Exchange Act, after the date of the initial filing of this proxy statement and before the special meeting, other than information furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K. We also incorporate by reference into this proxy statement the following documents filed by us with the SEC under the Exchange Act:

•our Annual Report on Form 10-K for the year ended December 31, 2019;

•our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020 and June 30, 2020;

•our Current Reports on Form 8-K filed with the SEC on January 6, 2020, January 13, 2020, May 15, 2020, June 22, 2020 and August 10, 2020; and

•the description of our common units contained in our Registration Statement on Form 8-A filed on May 10, 2011, and including any other amendments or reports filed for the purpose of updating such description.

Our independent registered public accountants are not expected to be present at the special meeting.

We will provide a copy of any document incorporated by reference in this proxy statement and any exhibit specifically incorporated by reference in those documents, without charge, by written or oral request directed to our partnership at the following address and telephone number:

Blueknight Energy Partners, L.P.
6060 American Plaza, Suite 600
Tulsa, Oklahoma 74135
(918) 237-4000

This proxy statement does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is not lawful to make any offer or solicitation in that jurisdiction. The delivery of this proxy statement should not create an implication that there has been no change in our affairs since the date of this proxy statement or that the information herein is correct as of any later date regardless of the time of delivery of this proxy statement.

The provisions of the Proposed LTIP are extensive and not easily summarized. You should carefully read the Proposed LTIP attached to this proxy statement.

You should rely only on the information contained or incorporated by reference in this proxy statement to vote your units at the special meeting. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated October 5, 2020. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference. The mailing of the proxy statement shall not create any implication to the contrary.

FORWARD-LOOKING STATEMENTS

Some of the information included in this proxy statement and the documents we incorporate by reference herein contain “forward looking” statements. Statements included in this proxy statement and the documents we incorporate by reference that are not historical facts (including any statements regarding plans and objectives of management for future operations or economic performance, or assumptions or forecasts related thereto) are forward-looking statements. These statements can be identified by the use of forward-looking terminology including “may,” “will,” “should,” “believe,” “expect,” “intend,” “anticipate,” “estimate,” “continue,” or other similar words. These statements discuss future expectations, contain projections of results of operations or of financial condition, or state other “forward-looking” information. We and our representatives may from time to time make other oral or written statements that are also forward-looking statements. All forward-looking statements are made based on information currently available to us.

Such forward-looking statements are subject to various risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward looking statements. Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, no assurance can be given that these expectations will prove to be correct. Important factors that could cause our actual results to differ materially from the expectations reflected in these forward-looking statements include, among other things, those set forth under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019.

You should be aware that the occurrence of any of the events described under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019 could substantially harm our business, results of operations and financial condition. In light of these risks, uncertainties and assumptions, the events described in the forward looking statements might not occur or might occur to a different extent or at a different time than we have described. We undertake no obligation to publicly update or revise any forward looking statements, whether as a result of new information, future events or otherwise.

ANNEX A

BLUEKNIGHT ENERGY PARTNERS G.P., L.L.C.

LONG-TERM INCENTIVE PLAN

(As Amended and Restated Effective September 9, 2020)

1. Purpose of the Plan.

The Blueknight Energy Partners, G.P., L.L.C. Long-Term Incentive Plan (the “Plan”) has been adopted by Blueknight Energy Partners G.P., L.L.C., a Delaware limited liability company (the “Company”), the general partner of Blueknight Energy Partners, L.P., a Delaware limited partnership (the “Partnership”), and is intended to promote the interests of the Partnership and the Company and their Affiliates (as defined below) by providing to employees, consultants, and directors of the Company and its Affiliates who perform services for or on behalf of the Partnership and its subsidiaries incentive compensation awards for superior performance that are based on Units (as defined below). The Plan is also contemplated to enhance the ability of the Company and its Affiliates to attract and retain the services of individuals who are essential for the growth and profitability of the Partnership and its subsidiaries and to encourage them to devote their best efforts to advancing the business of the Partnership and its subsidiaries.

The Plan is hereby amended and restated as of September 9, 2020 by the Board (as defined below) of the Company to incorporate prior amendments to the Plan and to make certain other changes.

2. Definitions.

As used in the Plan, the following terms shall have the meanings set forth below:

(a) “Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

(b) “ASC Topic 718” means the Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation, as amended or any successor accounting standard.

(c) “Award” means any Unit, Restricted Unit, Phantom Unit, Option, Unit Appreciation Right, DER, Other Unit-Based Award or Cash Award granted under the Plan.

(d) “Award Agreement” means the written agreement or other instrument by which an Award shall be evidenced.

(e) “Board” means the Board of Directors of the Company.

(f) “Cash Award” means an Award denominated in cash granted under Section 6(h).

(g) “Cause” means (i) conviction of a Participant by a court of competent jurisdiction of any felony or a crime involving moral turpitude; (ii) a Participant’s willful and intentional failure or willful and intentional refusal to follow reasonable and lawful instructions of the Board; (iii) a Participant’s material breach or default in the performance of his obligations under an Award Agreement or any employment agreement between the Participant and the Company or any Affiliate; or (iv) a Participant’s act of misappropriation, embezzlement, intentional fraud or similar conduct involving the Company or any of its Affiliates.

(h) “Change of Control” means, and shall be deemed to have occurred upon the occurrence of one or more of the following events: (i) any “person” or “group” within the meaning of those terms as used in Sections 13(d) and 14(d)(2) of the Exchange Act, other than Ergon, Inc. or its Affiliates, shall become the beneficial owner, by way of merger, consolidation, recapitalization, reorganization or otherwise, of 50% or more of the combined voting power of the equity interests in the Company or the Partnership; (ii) the limited partners of the Partnership approve, in one or a series of transactions, a plan of complete liquidation of the Partnership; (iii) the sale or other disposition by either the Company or the Partnership of all or substantially all of its assets in one or more transactions to any Person other than the Company or an Affiliate of the Company; or (iv) a transaction resulting in a Person other than the Company or an Affiliate of the Company being the general partner of the Partnership. Anything in this definition to the contrary notwithstanding, with respect to any Award which constitutes deferred compensation subject to, and not exempt from, Code Section 409A, no Change of Control shall be deemed to have occurred unless such event constitutes an event specified in Code Section 409A(a)(2)(A)(v) and the Treasury Regulations promulgated thereunder.

(i) “Change of Control Price” means the amount determined under the following clause (i), (ii), (iii), (iv) or (v), whichever the Committee determines is applicable, as follows: (i) the price per share offered to holders of Units in any merger or consolidation; (ii) the Fair Market Value per Unit immediately before the Change of Control without regard to assets sold in the Change of Control and assuming the Company or the Partnership, as applicable, has received the consideration paid for the assets in the case of a sale of the assets; (iii) the amount distributed per Unit in a liquidation of the Partnership; (iv) the price per Unit offered to holders of Units in any tender offer or exchange offer whereby a Change of Control takes place; or (v) if such Change of Control occurs other than pursuant to a transaction described in clauses (i), (ii), (iii), or (iv) of this Section 1(i), the value per Unit that may otherwise be obtained with respect to such Awards or to which such Awards track, as determined by the Committee as of the date determined by the Committee to be the date of cancellation and surrender of such Awards. In the event that the consideration offered to unitholders of the Partnership in any Change of Control consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash and such determination shall be binding on all affected Participants to the extent applicable to Awards held by such Participants.

(j) “Code” means the Internal Revenue Code of 1986, as amended.

(k) “Committee” means the Compensation Committee of the Board or, if none, the Board or such committee of the Board, if any, as may be appointed by the Board to administer the Plan.

(l) “Consultant” means an individual, other than an Employee or a Director, providing bona fide services to the Partnership or any of its subsidiaries as a consultant or advisor, as applicable, provided that such individual is a natural person.

(m) “DER” or “Distribution Equivalent Right” means a right to receive an amount in cash equal to the cash distributions made by the Partnership with respect to a Unit during a specified period.

(n) “Director” means a member of the Board who is not an Employee.

(o) “Employee” means any employee of the Company or an Affiliate who performs services for the Partnership or its Affiliates.

(p) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(q) “Fair Market Value” of a Unit means the closing sales price of a Unit on the principal national securities exchange or other market in which trading in Units occurs on the applicable date (or if there is no trading in the Units on such date, on the next preceding date on which there was trading) as reported in The Wall Street Journal (or other reporting service approved by the Committee). In the event Units are not traded on a national securities exchange or other market at the time a determination of fair market value is required to be made hereunder, the determination of fair market value shall be made in good faith by the Committee.

(r) “Option” means an option to purchase Units granted under the Plan.

(s) “Other Unit-Based Award” means an Award granted under Section 6(g).

(t) “Participant” means any Employee, Consultant or Director granted an Award under the Plan.

(u) “Partnership Agreement” means the Fourth Amended and Restated Agreement of Limited Partnership of Blueknight Energy Partners, L.P., as such agreement may be amended from time to time.

(v) “Person” means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof or other entity.

(w) “Phantom Unit” means a phantom (notional) Unit granted under the Plan which entitles the Participant to receive, in the discretion of the Committee, a Unit or an amount of cash equal to the Fair Market Value of a Unit.

(x) “Restricted Period” means the period established by the Committee with respect to an Award during which the Award remains nontransferable and subject to forfeiture or is either not exercisable by or payable to the Participant, as the case may be.

(y) “Restricted Unit” means a Unit granted under the Plan that is subject to a Restricted Period.

(z) “SEC” means the Securities and Exchange Commission, or any successor thereto.

(aa) “UAR” of “Unit Appreciation Right” means an Award that, upon exercise, entitles the holder to receive, in cash or Units in the discretion of the Committee, the excess of the Fair Market Value of a Unit on the exercise date over the exercise price established for such Unit Appreciation Right.

(bb) “Unit” means a Common Unit as defined in the Partnership Agreement.

3. Administration.

(a) General. The Plan shall be administered by the Committee. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of Units to be covered by Awards; (iv) determine the terms and conditions of any Award (including but not limited to performance requirements for such Award); (v) determine whether, to what extent, and under what circumstances Awards may be settled, exercised, canceled, or forfeited; (vi) interpret and administer the Plan and any instrument or agreement relating to an Award made under the Plan; (vii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (viii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. The Committee may, in its discretion, provide for the extension of the exercisability of an Award, accelerate the vesting or exercisability of an Award, eliminate or make less restrictive any restrictions applicable to an Award, waive any restriction or other provision of this Plan or an Award or otherwise amend or modify an Award in any manner that is either (i) not materially adverse to the Participant to whom such Award was granted or (ii) consented to by such Participant. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company, the Partnership, any Affiliate, any Participant, and any beneficiary of any Award.

(b) Indemnity. No member of the Board or the Committee or officer of the Company to whom the Committee has delegated authority in accordance with the provisions of Section 3(c) of this Plan shall be liable for anything done or omitted to be done by him, by any member of the Board or the Committee or by any officer of the Company in connection with the performance of any duties under this Plan, except for his own willful misconduct or as expressly provided by statute.

(c) Delegation. Following the authorization of a pool of Units to be available for Awards, the Board or the Committee may authorize a committee of one or more members of the Board to grant individual Awards from such pool pursuant to such conditions or limitations as the Board or the Committee may establish. The Committee may delegate to the Chief Executive Officer and to other employees of the Company its administrative duties under this Plan (excluding its granting authority) pursuant to such conditions or limitations as the Committee may establish. The Committee may engage or authorize the engagement of a third-party administrator to carry out administrative functions under the Plan. Any such delegation hereunder shall only be made to the extent permitted by applicable law.

(d) Prohibition on Repricing of Awards. Subject to the provisions of Section 4(c) hereof, the terms of outstanding Award Agreements may not be amended without the approval of the Partnership’s unitholders so as to (i) reduce the exercise price of any outstanding Options or UARs or (ii) cancel any outstanding Options or UARs in exchange for cash or other Awards, or Options or UARs with an exercise price that is less than the exercise price of the original Options or UARs.

4. Units.

(a) Limits on Units Deliverable. Subject to adjustment as provided in Section 4(c), the maximum number of Units that may be delivered or reserved for delivery or underlying Awards in the aggregate issued under the Plan is 8,100,000 (the “Maximum Unit Limit”). If any Award expires, is canceled, exercised, paid or otherwise terminates without the delivery of Units, then the Units covered by such Award, to the extent of such expiration, cancellation, exercise, payment or termination, shall again be Units with respect to which Awards may be granted. Units that are delivered by a Participant in satisfaction of the exercise or other purchase price of an Award or the tax withholding obligations associated with an Award or are withheld to satisfy the Company’s tax withholding obligations will be available for delivery pursuant to other Awards; provided, however, that any such Units delivered or withheld in satisfaction of the exercise or other purchase price of an Option or UAR or the tax withholding obligations associated with an Option or UAR will not be available for delivery pursuant to other Awards. The Committee may from time to time adopt and observe such rules and procedures concerning the counting of Units against the Plan maximum or any sublimit as it may deem appropriate, including rules more restrictive than those set forth above to the extent necessary to satisfy the requirements of any national stock exchange on which the Units are listed or any applicable regulatory requirement. The Board and the appropriate officers of the Company are authorized to take from time to time whatever actions are necessary, and to file any required documents with governmental authorities, stock exchanges and transaction reporting systems to ensure that Units are available for issuance pursuant to Awards.

(b) Sources of Units Deliverable Under Awards. Any Units delivered pursuant to an Award shall consist, in whole or in part, of Units acquired in the open market, Units already owned by the Company, Units acquired by the Company directly from the Partnership (by new issuance or otherwise) or any other person or any combination of the foregoing.

(c) Adjustments. In the event that any distribution (whether in the form of cash, Units, other securities, or other property), recapitalization, split, reverse split, reorganization or liquidation, merger, consolidation, split-up, spin-off, separation, combination, repurchase, acquisition of property or stock, or exchange of Units or other securities of the Partnership, issuance of warrants or other rights to purchase Units or other securities of the Partnership, or other similar transaction or event affects the Units, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Units (or other securities or property) with respect to which Awards may be granted, (ii) the number and type of Units (or other securities or property) subject to outstanding Awards, (iii) the grant or exercise price with respect to any Award, (iv) the appropriate Fair Market Value and other price determinations for such Awards and (v) any other limitations contained within this Plan or, subject to Section 11, make provision for a cash payment to the holder of an outstanding Award; provided, that the number of Units subject to any Award shall always be a whole number. Without limiting the foregoing, in connection with any transaction described in the previous sentence, the Committee may, in its discretion, cancel any Award; provided, however, upon any cancellation of an Option or UAR that has an exercise price less than the Fair Market Value of a Unit as of the date of cancellation or a Phantom Unit or Restricted Unit, the holder shall be paid an amount in Units or cash and/or other property or any combination of cash and/or other property, as determined by the Committee, equal to the difference between the Fair Market Value of a Unit and the exercise price if an Option or UAR or equal to the Fair Market Value of a Unit, if a Phantom Unit or Restricted Unit. For the avoidance of doubt, in the case of an Option or UAR, if the exercise price of the Option or UAR is greater than the Fair Market Value of a Unit, such Option or UAR may be canceled for no consideration.

5. Eligibility; Limitations for Director Compensation.

(a) Any Employee, Consultant or Director shall be eligible to be designated a Participant and receive an Award under the Plan.

(b) In each calendar year during any part of which the Plan (as herein amended and restated) is in effect, a Director may not be paid compensation, whether denominated in cash or Awards, for such individual’s service on the Board in excess of $400,000; provided that the foregoing limit shall be increased to $800,000 for any calendar year in which a Director first joins the Board or is designated as lead independent director or Chairman of the Board; provided, further, that the limits on Director compensation set forth in this Section 5(b) shall be adjusted on an annual basis by the change, as compared to the previous calendar year, in the U.S. Consumer Price Index for All Urban Consumers. For purposes of this Section 5(b), the value of Awards shall be determined, if applicable, pursuant to ASC Topic 718 on the date of grant and attributed to the compensation limit for the year in which the Award is granted. For the avoidance of doubt, the limits set forth in this Section 5(b) shall be without regard to grants of Awards or other payments, if any, made to a Director during any period in which such individual was an Employee or Consultant. For the avoidance of doubt, any cash compensation that is deferred shall be counted towards this limit for the year in which it was first earned, and not when paid or settled, if later.

6. Awards.

Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with or in substitution for any other Award granted under the Plan or any award granted under any other plan of the Company or any Affiliate. Awards granted in addition to or in tandem with other Awards or awards granted under any other plan of the Company or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards. Notwithstanding any provision of the Plan to the contrary, Awards that result in the issuance of an aggregate of 95% of the aggregate number of Units issuable under the Plan pursuant to Section 4(a) shall be granted subject to the following minimum vesting limitations (other than (A) in the case of the Participant’s death or disability or (B) upon a Change of Control, in which cases the following limitations shall not apply): (i) no such Award granted under the Plan to any Participant (other than a Director) shall vest earlier than the first anniversary of the grant date of the Award; and (ii) all such Awards granted to Directors must vest no earlier than the earlier of the first anniversary of the grant date of the Award or the next annual meeting of stockholders of the Company (provided that such annual meetings are at least 50 weeks apart).

(a) Units. The Committee shall have the discretion to determine the Employees, Consultants and Directors to whom Units shall be granted and the number of Units to be granted. All Units granted shall be fully vested upon grant and shall not be subject to forfeiture.

(b) Restricted Units. The Committee shall have the authority to determine the Employees, Consultants and Directors to whom Restricted Units shall be granted, the number of Restricted Units to be granted to each such Participant, the Restricted Period, the time or conditions under which the Restricted Units may become vested or forfeited, and such other terms and conditions as the Committee may establish with respect to such Awards. To the extent provided by the Committee, in its discretion, a grant of Restricted Units may provide that distributions made by the Partnership with respect to the Restricted Units shall be subject to the same forfeiture and other restrictions as the Restricted Unit and, if restricted, such distributions shall be held, without interest, until the Restricted Unit vests or is forfeited with the accumulated distributions being paid or forfeited at the same time, as the case may be. Absent such a restriction on the distributions in the Award Agreement, distributions during the Restricted Period shall be paid to the holder of the Restricted Unit without restriction.

(c) Phantom Units. The Committee shall have the authority to determine the Employees, Consultants and Directors to whom Phantom Units shall be granted, the number of Phantom Units to be granted to each such Participant, the Restricted Period, the time or conditions under which the Phantom Units may become vested or forfeited, which may include, without limitation, the accelerated vesting upon the achievement of specified performance goals, and such other terms and conditions as the Committee may establish with respect to such Awards, including whether DERs are granted with respect to such Phantom Units.

(d) Options. The Committee shall have the authority to determine the Employees, Consultants and Directors to whom Options shall be granted, the number of Units to be covered by each Option, whether DERs are granted with respect to such Option, the purchase price therefor and the conditions and limitations applicable to the exercise of the Option as the Committee shall determine, that are not inconsistent with the provisions of the Plan. The term of an Option may not exceed 10 years. The purchase price per Unit purchasable under an Option shall be determined by the Committee at the time the Option is granted, provided such purchase price may not be less than 100% of the Fair Market Value of a Unit as of the date of grant. The Committee shall determine the time or times at which an Option may be exercised in whole or in part, which may include, without limitation, accelerated vesting upon the achievement of specified performance goals, and the method or methods by which payment of the exercise price with respect thereto may be made or deemed to have been made, which may include, without limitation, cash, check acceptable to the Company, a broker-assisted cashless exercise through procedures approved by the Committee, delivery of previously owned Units having a Fair Market Value on the exercise date equal to the relevant exercise, or any combination thereof.

(e) Unit Appreciation Rights. The Committee shall have the authority to determine the Employees, Consultants and Directors to whom Unit Appreciation Rights shall be granted, the number of Units to be covered by each grant and the conditions and limitations applicable to the exercise of the Unit Appreciation Right as the Committee shall determine, that are not inconsistent with the provisions of the Plan. The exercise price per Unit Appreciation Right shall be not less than 100% of its Fair Market Value as of the date of grant. The term of a Unit Appreciation Right may not exceed 10 years.

(f) Distribution Equivalent Rights. The Committee shall have the authority to determine the Employees, Consultants and Directors to whom DERs are granted, whether such DERs are tandem or separate Awards, whether the DERs shall be paid directly to the Participant, be credited to a bookkeeping account (with or without interest in the discretion of the Committee), the vesting restrictions and payment provisions applicable to the Award, and such other provisions or restrictions as determined by the Committee in its discretion all of which shall be specified in the applicable Award Agreement.

(g) Other Unit-Based Awards. The Committee shall have the authority to determine the Employees, Consultants and Directors to whom such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to Units may be granted, as deemed by the Committee to be consistent with the purposes of the Plan. The Committee shall determine the terms and conditions of such Other Unit-Based Awards.

(h) Cash Awards. The Committee shall have the authority to grant Cash Awards on a free-standing basis or as an element of, a supplement to, or in lieu of any other Award under the Plan to Employees, Consultants and Directors in such amounts and subject to such other terms as the Committee in its discretion determines to be appropriate, including for purposes of any annual or short-term incentive or other bonus program.

7. Limits on Transfer of Awards.

Each Award shall be exercisable or payable only to the Participant during the Participant’s lifetime, or to the person to whom the Participant’s rights shall pass by will or the laws of descent and distribution. No Award and no right under any such Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate. Notwithstanding the foregoing, to the extent specifically provided by the Committee with respect to an Award, an Award may be transferred by a Participant without consideration to immediate family members or related family trusts, limited partnerships or similar entities or on such terms and conditions as the Committee may from time to time establish.

8. Securities and Other Restrictions.

(a) All certificates for Units or other securities of the Partnership delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the SEC, any stock exchange upon which such Units or other securities are then listed, and any applicable federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(b) Notwithstanding anything in the Plan or any Award Agreement to the contrary, this Plan, any Award Agreement, and the obligation of the Company to sell, issue or deliver Units pursuant to an Award shall be subject to all applicable federal, state and local laws, rules and regulations and to such approvals by any governmental or regulatory agency as may be required. The Company shall not be required to register in a Participant’s name or deliver any Units prior to the completion of any registration or qualification of such Units under any federal, state or local law or any ruling or regulation of any government body which the Committee shall determine to be necessary or advisable. To the extent the Company is unable to or the Committee deems it infeasible to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary or advisable for the lawful issuance and sale of any Units hereunder, the Company shall be relieved of any liability with respect to the failure to issue or sell such Units as to which such requisite authority shall not have been obtained. No Units or other securities shall be delivered pursuant to any Award until payment in full of any amount required to be paid pursuant to the Plan or the applicable Award Agreement (including, without limitation, any exercise price or tax withholding) is received by the Company.

9. Change of Control.

Unless otherwise provided in the terms of an Award Agreement, in the event of a Change of Control, the Committee, acting in its sole discretion without the consent or approval of any holder, may effect one or more of the following alternatives, which may vary among individual holders and which may vary among Awards held by any individual holder:

(a) accelerate the time of exercisability of an Award so that such Award may be exercised in full or in part for a limited period of time on or before a date specified by the Committee, after which specified date all unexercised Awards and all rights of holders thereunder shall terminate;

(b) redeem in whole or in part outstanding Awards by requiring the mandatory surrender to the Company of outstanding Awards (irrespective of whether such Awards are then vested or exercisable) as of a date specified by the Committee, in which event the Committee shall thereupon cancel such Awards and pay to each holder an amount of cash or other consideration per Award equal to the Change of Control Price, less the exercise price with respect to an Option or UAR (other than a DER or Cash Award, which the Committee may separately require to be surrendered in exchange for cash or other consideration determined by the Committee in its discretion); provided, however, that to the extent that the exercise price of an Option or UAR exceeds the Change of Control Price, such Award may be cancelled for no consideration; or

(c) make such adjustments to Awards then outstanding as the Committee deems appropriate to reflect such change of Control or other such event, including the substitution, assumption or continuation of Awards by the successor company or a parent or subsidiary thereof.

10. Amendment, Modification and Termination.

The Board may amend, modify, suspend or terminate this Plan (and the Committee may amend an Award Agreement) for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law, except that (i) no amendment or alteration that would materially adversely affect the rights of any Participant under any Award previously granted to such Participant shall be made without the consent of such Participant and (ii) no amendment or alteration shall be effective prior to its approval by the unitholders of the Partnership to the extent unitholder approval is otherwise required by applicable legal requirements or the requirements of the securities exchange on which the Partnership’s units are listed, including any amendment that expands the types of Awards available under this Plan, materially increases the number of Units available for Awards under this Plan, materially expands the classes of persons eligible for Awards under this Plan, materially extends the term of this Plan, materially changes the method of determining the exercise price of Options or UARs, deletes or limits any provisions of this Plan that prohibit the repricing of Options or UARs, or decreases any minimum vesting requirements for any Stock Award.

11. Code Section 409A.

(a) Awards made under this Plan are intended to comply with or be exempt from Code Section 409A, and ambiguous provisions hereof, if any, shall be construed and interpreted in a manner consistent with such intent. No payment, benefit or consideration shall be substituted for an Award if such action would result in the imposition of taxes under Code Section 409A. Notwithstanding anything in this Plan to the contrary, if any Plan provision or Award under this Plan would result in the imposition of an additional tax under Code Section 409A, that Plan provision or Award shall be reformed, to the extent permissible under Code Section 409A, to avoid imposition of the additional tax, and no such action shall be deemed to adversely affect the Participant’s rights to an Award.

(b) Unless the Committee provides otherwise in an Award Agreement, each Phantom Unit (or portion thereof if the Phantom Unit is subject to a vesting schedule) shall be settled no later than the 15th day of the third month after the end of the first calendar year in which the Award (or such portion thereof) is no longer subject to a “substantial risk of forfeiture” within the meaning of Code Section 409A. If the Committee determines that a Phantom Unit is intended to be subject to Code Section 409A, the applicable Award Agreement shall include terms that are designed to satisfy the requirements of Code Section 409A.

(c) If the Participant is identified by the Company as a “specified employee” within the meaning of Code Section 409A(a)(2)(B)(i) on the date on which the Participant has a “separation from service” (other than due to death) within the meaning of Treasury Regulation § 1.409A-1(h), any Award payable or settled on account of a separation from service that is deferred compensation subject to Code Section 409A shall be paid or settled on the earliest of (1) the first business day following the expiration of six months from the Participant’s separation from service, (2) the date of the Participant’s death, or (3) such earlier date as complies with the requirements of Code Section 409A.

12. General Provisions.

(a) No Rights to Award. No Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants. The terms and conditions of Awards need not be the same with respect to each recipient.

(b) Tax Withholding. The Company or any Affiliate is authorized to withhold from any Award, from any payment due or transfer made under any Award or from any compensation or other amount owing to a Participant the amount (in cash, Units, other securities, or other property) of any applicable taxes payable in respect of the grant of an Award, its exercise, the lapse of restrictions thereon, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy its withholding obligations for the payment of such taxes. If such tax withholding amounts are satisfied through net settlement or previously owned Units, the maximum number of Units that may be so withheld or surrendered shall be the number of Units that have an aggregate Fair Market Value on the date of withholding or surrender equal to the aggregate amount of such tax liabilities determined based on the greatest withholding rates for federal, state, foreign and/or local tax purposes, including payroll taxes, that may be utilized without creating adverse accounting treatment for the Company with respect to such Award, as determined by the Committee.

(c) No Right to Employment or Services. The grant of an Award shall not be construed as giving a Participant the right to be retained as an Employee, Consultant or Director, as applicable. Further, the Company or an Affiliate may at any time dismiss a Participant from employment or service at any time.

(d) Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware without regard to its conflict of laws principles.

(e) Severability. If any provision of the Plan or any award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Participant or Award, or would disqualify the Plan or any award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or award and the remainder of the Plan and any such Award shall remain in full force and effect.

(f) Other Laws. The Committee may refuse to issue or transfer any Units or other consideration under an Award if, in its sole discretion, it determines that the issuance or transfer of such Units or such other consideration might violate any applicable law or regulation, the rules of the principal securities exchange on which the Units are then traded, or entitle the Partnership or an Affiliate to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary.

(g) No Trust or Fund Created. This Plan is unfunded. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Partnership, Company or any participating Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Partnership, Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any general unsecured creditor of the Partnership, Company or any participating Affiliate.

(h) No Fractional Units. No fractional Units shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Units or whether such fractional Units or any rights thereto shall be canceled, terminated, or otherwise eliminated.

(i) Facility of Payment. Any amounts payable hereunder to any person under legal disability or who, in the judgment of the Committee, is unable to properly manage his financial affairs, may be paid to the legal representative of such person, or may be applied for the benefit of such person in any manner which the Committee may select, and the Partnership, Company and its Affiliates shall be relieved of any further liability for payment of such amounts.

(j) Participation by Affiliates. In making Awards to Employees employed by an Affiliate of the Company, the Committee shall be acting on behalf of the Affiliate, and to the extent the Partnership has an obligation to reimburse the Affiliate for compensation paid to Employees for services rendered for the benefit of the Partnership, such payments or reimbursement payments may be made by the Partnership directly to the Affiliate, and, if made to the Company, shall be received by the Company as agent for the Affiliate.

(k) Clawback Right. Notwithstanding any other provisions in this Plan, any Award shall be subject to recovery or clawback by the Company or the Partnership under any clawback policy adopted by the Company or the Partnership whether before or after the date of grant of the Award.

(l) Gender and Number. Words in the masculine gender shall include the feminine gender, the plural shall include the singular and the singular shall include the plural.

(m) No Guarantee of Tax Consequences. None of the Board, the Partnership, the Company, any Affiliate nor the Committee makes any commitment or guarantee that any federal, state or local tax treatment will apply or be available to any person participating or eligible to participate hereunder.

(n) Headings. The headings in this Plan are inserted for convenience of reference only and shall not affect the meaning or interpretation of this Plan.

13. Term of the Plan.

This Plan, as approved by the Board on September 9, 2020, shall be effective as of such date and shall terminate on, and no Awards may be granted after, the earliest of (i) the date established by the Board or the Committee, (ii) September 9, 2030 (or such earlier anniversary, if any, required by the rules of the exchange on which Units are traded) or (iii) the date Units are no longer available for delivery pursuant to Awards under the Plan. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted prior to such termination, and the authority of the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under such Award, shall extend beyond such termination date.

Notwithstanding the foregoing, the amendment and restatement of this Plan is expressly conditioned upon the approval by the holders of a majority of all limited partner units of the Partnership present, or represented, and entitled to vote at a meeting of the Partnership’s unitholders. If the unitholders of the Partnership should fail to so approve this Plan, the amendment and restatement of this Plan shall not be of any force or effect.

0

BLUEKNIGHT ENERGY PARTNERS, L.P.

SPECIAL MEETING OF UNITHOLDERS

NOVEMBER 23, 2020

THIS PROXY IS SOLICITED ON BEHALF OF THE

BOARD OF DIRECTORS OF BLUEKNIGHT ENERGY PARTNERS G.P., L.L.C.

The undersigned holder of common units and/or Series A Preferred Units of Blueknight Energy Partners, L.P., a Delaware limited partnership (“BKEP”), hereby acknowledges receipt of the Notice of Special Meeting of Unitholders and Proxy Statement, each dated October 5, 2020, and revoking all prior proxies, hereby appoints Duke R. Ligon, D. Andrew Woodward and Matthew R. Lewis (together, the “Proxies”), each with the full power and authority to act as proxy of the undersigned, with full power of substitution, to vote all of the common units and/or Series A Preferred Units which the undersigned may be entitled to vote at the special meeting of unitholders of BKEP to be held on November 23, 2020 at 2:00 p.m., local time, at BKEP’s offices located at 6060 American Plaza, Ste 600, Tulsa, Oklahoma 74135, and at any adjournment or postponement thereof, on the matters set forth in this form of proxy card and described in the Proxy Statement, and in their discretion with respect to such other matters as may be properly brought before the meeting or any adjournments or postponement thereof, as follows:

The units represented by this proxy will be voted as directed herein.

IF THIS PROXY IS DULY EXECUTED AND RETURNED, AND NO VOTING DIRECTIONS ARE GIVEN HEREIN, SUCH UNITS WILL BE VOTED “FOR” APPROVAL OF PROPOSALS 1 AND 2.

(Continued and to be signed on the reverse side)

1.1	14475

SPECIAL MEETING OF UNITHOLDERS OF

BLUEKNIGHT ENERGY PARTNERS, L.P.

November 23, 2020

GO GREEN
e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS:

The Notice of Meeting, proxy statement and proxy card
are available at http://www.astproxyportal.com/ast/15495/

Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.

Please detach along perforated line and mail in the envelope provided.

00030030000000001000 0	112320

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 AND 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE☒

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

		FOR	AGAINST	ABSTAIN
1.	Proposal to approve the amendment and restatement of the Blueknight Energy Partners G.P., L.L.C. Long-Term Incentive Plan to increase the number of common units issuable under such plan by 4,000,000 common units from 4,100,000 common units to 8,100,000 common units and make certain other changes.	☐	☐	☐

2.	Proposal to approve the adjournment of the special meeting to a later date or dates, if deemed necessary or appropriate, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve Proposal 1.	☐	☐	☐

Please refer to the Definitive Proxy Statement of Blueknight Energy Partners, L.P. dated October 5, 2020 for discussion of the proposals set forth above.

The undersigned hereby votes all units held of record by the undersigned on October 1, 2020 (unless marked to the contrary above), on the proposals as indicated above and/or all units represented by proxies held by the undersigned per proxies filed.

MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING. ☐

Signature of Unitholder	Date:	Signature of Unitholder	Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

SPECIAL MEETING OF UNITHOLDERS OF

BLUEKNIGHT ENERGY PARTNERS, L.P.

November 23, 2020

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Special Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

COMPANY NUMBER
ACCOUNT NUMBER

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS: The Notice of Meeting, proxy statement and proxy card are available at http://www.astproxyportal.com/ast/15495/

  Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

00030030000000001000 0	112320

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 AND 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE☒

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

		FOR	AGAINST	ABSTAIN
1.	Proposal to approve the amendment and restatement of the Blueknight Energy Partners G.P., L.L.C. Long-Term Incentive Plan to increase the number of common units issuable under such plan by 4,000,000 common units from 4,100,000 common units to 8,100,000 common units and make certain other changes.	☐	☐	☐

2.	Proposal to approve the adjournment of the special meeting to a later date or dates, if deemed necessary or appropriate, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve Proposal 1.	☐	☐	☐

Please refer to the Definitive Proxy Statement of Blueknight Energy Partners, L.P. dated October 5, 2020 for discussion of the proposals set forth above.

The undersigned hereby votes all units held of record by the undersigned on October 1, 2020 (unless marked to the contrary above), on the proposals as indicated above and/or all units represented by proxies held by the undersigned per proxies filed.

MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING. ☐

Signature of Unitholder	Date:	Signature of Unitholder	Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.